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                                                                   EXHIBIT 11-12

                               DTE ENERGY COMPANY
                      BASIC AND DILUTED EARNINGS PER SHARE
                                 OF COMMON STOCK




                                                                       Three Months                Six Months
                                                                          Ended                      Ended
                                                                       June 30, 1998              June 30, 1998
                                                                       --------------             -------------
                                                                        (Thousands, except per share amounts)
BASIC:
     Net Income........................................................$      100,194            $      204,600
     Weighted average number of common
       shares outstanding (a)..........................................       145,075                   145,079
     Earnings per share of Common Stock
       based on weighted average number
       of shares outstanding...........................................$         0.69            $         1.41

DILUTED:
     Net Income........................................................$      100,194            $      204,600

     Weighted average number of common
       shares outstanding (a)..........................................       145,075                   145,079
     Incremental shares from assumed exercise
       of options......................................................            97                        84
                                                                       --------------              ------------
                                                                              145,172                   145,163
                                                                       ==============              ============

     Earnings per share of Common Stock
       assuming exercise of options....................................$         0.69            $         1.41


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(a)   Based on a daily average.